UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 13D

                      UNDER SECURITIES EXCHANGE ACT OF 1934
                             (Amendment No. _____)*

                           VIDEO JUKEBOX NETWORK, INC.
                           ---------------------------
                                (Name of Issuer)

                     COMMON STOCK, PAR VALUE $.001 PER SHARE
                     ---------------------------------------
                           (Title of Class Securities)

                                   92656G 10 8
                          ----------------------------
                                 (CUSIP Number)

                               John G. Igoe, Esq.
                                Edwards & Angell
                               250 Royal Palm Way
                            Palm Beach, Florida 33480
                                 (407) 833-7700
          ------------------------------------------------------------
          (Name, Address and Telephone Number of Person Authorized to
                       Receive Notices and Communications)

                                  JULY 20, 1993
             -------------------------------------------------------
             (Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [ ].

Check the following box if a fee is being paid with the statement [X]. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

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1.       Name of reporting person
         S.S. or I.R.S. Identification No. of above person

         CEA Investors Partnership II, Ltd.
         Employer I.D. No.: 59-2881170

--------------------------------------------------------------------------------
2.       Check the appropriate box if a member of a group*

                                                              (a) [X]
                                                              (b) [ ]

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3.       SEC Use Only

--------------------------------------------------------------------------------
4.       Source of Funds*

         00

--------------------------------------------------------------------------------
5.       Check Box if Disclosure of Legal Proceedings is
         Required Pursuant to Items 2(d) or 2(e)              [ ]

--------------------------------------------------------------------------------
6.       Citizenship or Place of Organization

         Florida

--------------------------------------------------------------------------------
         Number of                          7.       Sole Voting Power
         Shares                                      -0-
         Beneficially                       8.       Shared Voting Power
         Owned By                                    8,587,269
         Each                               9.       Sole Dispositive Power
         Reporting                                   -0-
         Person With                        10.      Shared Dispositive Power
                                                     7,169,816
--------------------------------------------------------------------------------
11.      Aggregate Amount Beneficially Owned by Each Reporting Person

         8,694,193

--------------------------------------------------------------------------------
12.      Check Box if the Aggregate Amount in Row (11) Excludes
         Certain Shares*                                      [X]

--------------------------------------------------------------------------------
13.      Percent of Class Represented by Amount in Row (11)
         54.6%

--------------------------------------------------------------------------------
14.      Type of Reporting Person*

         PN (Limited)

--------------------------------------------------------------------------------
                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

--------------------------------------------------------------------------------
1.       Name of reporting person
         S.S. or I.R.S. Identification No. of above person

         CEA Investors, Inc.
         Employer I.D. No.: 59-2827410

--------------------------------------------------------------------------------
2.       Check the appropriate box if a member of a group*
                                                              (a) [X]
                                                              (b) [ ]

--------------------------------------------------------------------------------
3.       SEC Use Only

--------------------------------------------------------------------------------
4.       Source of Funds*

         00

--------------------------------------------------------------------------------
5.       Check Box if Disclosure of Legal Proceedings is
         Required Pursuant to Items 2(d) or 2(e)              [ ]

--------------------------------------------------------------------------------
6.       Citizenship or Place of Organization

         Florida

-------------------------------------------------------------------------------
         Number of                          7.       Sole Voting Power
         Shares                                      -0-
         Beneficially                       8.       Shared Voting Power
         Owned By                                    8,587,269
         Each                               9.       Sole Dispositive Power
         Reporting                                   -0-
         Person With                        10.      Shared Dispositive Power
                                                     7,169,816
--------------------------------------------------------------------------------
11.      Aggregate Amount Beneficially Owned by Each Reporting Person

         8,694,193

--------------------------------------------------------------------------------
12.      Check Box if the Aggregate Amount in Row (11) Excludes
         Certain Shares*                                      [X]

--------------------------------------------------------------------------------
13.      Percent of Class Represented by Amount in Row (11)
         54.6%

--------------------------------------------------------------------------------
14.      Type of Reporting Person*

         CO

--------------------------------------------------------------------------------
                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

--------------------------------------------------------------------------------
1.       Name of reporting person
         S.S. or I.R.S. Identification No. of above person

         J. Patrick Michaels, Jr.
         Social Security No.: ###-##-####

--------------------------------------------------------------------------------
2.       Check the appropriate box if a member of a group*
                                                              (a) [X]
                                                              (b) [ ]

--------------------------------------------------------------------------------
3.       SEC Use Only

--------------------------------------------------------------------------------
4.       Source of Funds*

         00

--------------------------------------------------------------------------------
5.       Check Box if Disclosure of Legal Proceedings is
         Required Pursuant to Items 2(d) or 2(e)              [ ]

--------------------------------------------------------------------------------
6.       Citizenship or Place of Organization

         Florida

--------------------------------------------------------------------------------
         Number of                          7.       Sole Voting Power
         Shares                                      100,000
         Beneficially                       8.       Shared Voting Power
         Owned By                                    8,594,193
         Each                               9.       Sole Dispositive Power
         Reporting                                   100,000
         Person With                        10.      Shared Dispositive Power
                                                     7,176,740
--------------------------------------------------------------------------------
11.      Aggregate Amount Beneficially Owned by Each Reporting Person

         8,694,193

--------------------------------------------------------------------------------
12.      Check Box if the Aggregate Amount in Row (11) Excludes
         Certain Shares*                                      [X]

--------------------------------------------------------------------------------
13.      Percent of Class Represented by Amount in Row (11)
         54.6%

--------------------------------------------------------------------------------
14.      Type of Reporting Person*

         IN

--------------------------------------------------------------------------------
                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

--------------------------------------------------------------------------------
1.       Name of reporting person
         S.S. or I.R.S. Identification No. of above person

         StarNet/CEA II Partners
         Employer I.D. No.:  To Be Applied For

--------------------------------------------------------------------------------
2.       Check the appropriate box if a member of a group*
                                                              (a) [X]
                                                              (b) [ ]

--------------------------------------------------------------------------------
3.       SEC Use Only

--------------------------------------------------------------------------------
4.       Source of Funds*

         WC

--------------------------------------------------------------------------------
5.       Check Box if Disclosure of Legal Proceedings is
         Required Pursuant to Items 2(d) or 2(e)              [ ]

--------------------------------------------------------------------------------
6.       Citizenship or Place of Organization

         Delaware

--------------------------------------------------------------------------------
         Number of                          7.       Sole Voting Power
         Shares                                      -0-
         Beneficially                       8.       Shared Voting Power
         Owned By                                    8,587,269
         Each                               9.       Sole Dispositive Power
         Reporting                                   -0-
         Person With                        10.      Shared Dispositive Power
                                                     7,169,816
--------------------------------------------------------------------------------
11.      Aggregate Amount Beneficially Owned by Each Reporting Person

         8,694,193

--------------------------------------------------------------------------------
12.      Check Box if the Aggregate Amount in Row (11) Excludes
         Certain Shares*                                      [X]

--------------------------------------------------------------------------------
13.      Percent of Class Represented by Amount in Row (11)
         54.6%

--------------------------------------------------------------------------------
14.      Type of Reporting Person*

         PN

--------------------------------------------------------------------------------
                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

         This Schedule 13D is jointly filed by the persons listed on the execution pages hereof (the "Reporting Persons") pursuant to the Joint Filing Agreement filed as Exhibit 1.

         This Schedule 13D is the first Schedule 13D filed by the Reporting Persons (as a "group" pursuant to Rule 13d-5(b)(1)). The group which has agreed to act together to consummate the transactions described in this Schedule 13D includes the Reporting Persons. StarNet, Inc. ("StarNet"), Lenfest Communications, Inc. ("LCI"), and H.F. Lenfest ("Lenfest"). StarNet, LCI and Lenfest will be filing a separate Schedule 13D.

         Liberty Program Investments, Inc. ("Liberty") is a record owner of shares of Common Stock of Video Jukebox Network, Inc. Liberty may be affiliated with LCI and StarNet. Liberty may be deemed a beneficial owner of the shares to be acquired by StarNet/CEA II Partners (the "Joint Venture") and accordingly, Liberty may be deemed a member of the group, however, the Reporting Persons believe Liberty will disclaim participation in the group and the Reporting Persons have insufficient knowledge or information to determine whether or not Liberty is part of the group.

         The Partnership intends to acquire an irrevocable voting proxy from Venture LW Corporation a beneficial owner of shares of the Company's Common Stock. Venture LW Corporation may be deemed to be a member of the group, however, the Reporting Persons do not believe Venture LW Corporation is a member of the group and believe Venture LW Corporation will disclaim participation in the group.

         This Schedule 13D is the first Schedule 13D filed by CEA Investors Partnership II, Ltd., CEA Investors, Inc., and J. Patrick Michaels, Jr. (the "CEA Group") subsequent to the filing by the CEA Group of Amendment No. 1 ("Amendment") dated July 7, 1993, to the Schedule 13D dated June 18, 1993 filed by the CEA Group. Schedule 13D dated June 18, 1993, as amended by the Amendment, and it and its exhibits are incorporated herein by reference.

Item 1.  Security And Issuer

         The class of securities to which this statement relates is the common stock, par value $.001 per share (the "Common Stock"), of Video Jukebox Network, Inc., a Florida corporation (the "Company"). The principal executive officers of the Company are J. Patrick Michaels, Jr., Chairman and Acting Chief Executive Officer, Jules Haimovitz, Acting President and Luann M. Simpson, Chief Financial Officer and Chief Administrative Officer. Mr. Michaels business address is 101 East Kennedy Boulevard, Suite 3300, Tampa, Florida 33602. The business address of Mr. Haimovitz and Ms. Simpson is the address of the Company's principal office at 12000 Biscayne Boulevard, Miami, Florida, 33181.

Item 2.  Identity And Background

         This statement is jointly filed by the following Reporting Persons:

         1. CEA Investors Partnership II, Ltd., a Florida limited partnership (the "Partnership"). The principal business of the Partnership is to hold title to and otherwise deal with investment interests in the Company including shares of Common Stock. The principal office and the address of the principal business of the Partnership is 101 East Kennedy Boulevard, Suite 3300, Tampa, Florida, 33602.

                  The Partnership has not, during the last five years, (i) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or (ii) been a party to a civil proceeding of a judidical or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree, or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

         2.       CEA Investors, Inc., a Florida corporation ("CEA
Investors"). The principal business of CEA Investors is serving as the sole General Partner of the Partnership. The principal office and the address of the principal business of CEA Investors is 101 East Kennedy Boulevard, Suite 3300, Tampa, Florida, 33602.

                  CEA Investors has not, during the last five years, (i) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree, or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

         3. J. Patrick Michaels, Jr., ("Michaels"). Michaels is a U.S. citizen and the sole Director, President, and sole shareholder (through the revocable John P. Michaels, Jr. Family Trust) of CEA Investors. Michaels' business address is 101 East Kennedy Boulevard, Suite 3300, Tampa, Florida, 33602. The principal business occupation of Michaels is Chairman of the Board and Chief Executive Officer of Communications Equity Associates, Inc., a Florida corporation ("CEA"), engaged in brokerage, investment banking, mergers, and acquisitions in the communications industry. The principal business address of CEA is 101 East Kennedy Boulevard, Suite 3300, Tampa, Florida, 33602.

                  Michaels has not, during the last five years, (i) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree, or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

         4. StarNet/CEA II Partners ("Joint Venture"), a Delaware general partnership and a joint venture to be formed between the Partnership and StarNet. (For further discussion see Item 6.) The principal business occupation of the Joint Venture is the proposed acquisition of a controlling interest in the outstanding Common Stock of the Company, as described herein, and the exercise of control over management of the Company. The Joint Venture's principal office and the address of the principal business is 101 East Kennedy Boulevard, Suite 3300, Tampa, Florida, 33602.

                  The Joint Venture has not, during the last five years, (i) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree, or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

                  In addition to the Reporting Persons, H. Gene Gawthrop ("Gawthrop") and Thomas W. Cardy ("Cardy") are persons enumerated in Instruction C to this Schedule as to which the information called for in Items 2 through 6 of this Schedule must be given. Gawthrop is a U.S. citizen and the Executive Vice President, and Secretary, of CEA Investors. The principal business occupation of Gawthrop is Executive Vice President of CEA. See Number 3, above, for the business of CEA.

         Gawthrop has not, during the last five years, (i) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or
(ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree, or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

         Cardy is a U.S. Citizen and the Vice President, Treasurer and Assistant Secretary of CEA Investors. The principal business occupation of Cardy is Senior Vice President of CEA. See number 3, above, for the business of CEA.

         Cardy has not, during the last five years, (i) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or
(ii) been a party to a civil proceeding of a judidical or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree, or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

         Except with respect to the shares of Common Stock held of record or purchasable by Liberty, each of the Reporting Persons, Gawthrop and Cardy, other than the Joint Venture, expressly declares that the filing of this Schedule shall not be construed as an admission that such person is, for the purposes of
Section 13(d) or 13(g) of the Act, the beneficial owner of any securities covered by this Schedule.

         With respect to the shares of Common Stock held of record or purchasable by Liberty, each of the Reporting Persons, Gawthrop and Cardy expressly declares that the filing of this Schedule shall not be construed as an admission that such person is, for the purposes of Section 13(d) or 13(g) of the Act, the beneficial owner of any such securities held by or purchasable by Liberty.

Item 3.  Source And Amount Of Funds Or Other Consideration

         On July 12, 1993 the Board of Directors approved the issuance of 100,000 shares of Common Stock as compensation for Michaels' service as Chairman and acting Chief Executive Officer of the Company. Mr. Michaels will receive such shares as compensation with no payment required. Mr. Michaels and the Company have fixed the value of such shares at $0.40625 per share or $40,625 in the aggregate.

         In connection with the formation of the Joint Venture, StarNet intends to make a capital contribution of $3,200,00 to the Joint Venture for its interest in the Joint Venture. The Partnership will contribute as capital its 2,834,908 shares of Common Stock for its interest in the Joint Venture. In addition, each of StarNet and the Partnership will contribute approximately $50,000 ($100,000 in the aggregate) to pay for expenses of organization of the Joint Venture and to provide capital for other transactions contemplated and described herein.

         The Joint Venture intends to use the $3,200,000 of capital (a) to purchase 2,834,908 shares of Common Stock for an aggregate price of $2,000,000 from New Vision Music, a company controlled by or affiliated with Donald E. Newhouse and S.I. Newhouse Jr. (collectively the "Newhouse Group") which shares are subject to rights of refusal described in Item 6, and (b) to purchase from the Company 1,500,000 shares of Common Stock for an aggregate price of $1,200,000 or $.80 per share.

         In order to accommodate the potential exercise of certain preemptive rights by Liberty, the Company intends to offer an aggregate of 1,645,000 shares of Common Stock to the Joint Venture and Liberty, provided Liberty will be entitled to purchase up to approximately 8.4% or 138,180 shares of Common Stock out of such 1,645,000 shares. If Liberty does not exercise its preemptive rights, the Joint Venture intends to purchase only 1,500,000 shares. In the event Liberty exercises such preemptive rights and purchases 138,180 shares, then the Joint Venture intends to purchase 1,500,000 shares of Common Stock for an aggregate price of $1,200,000 plus an additional 6,820 shares for an aggregate price of $5,456 or $.80 per share. The source of funds for the purchase of such additional 6,820 shares by the Joint Venture will be capital of the Joint Venture contributed equally by the Partnership and by StarNet. The source of such funds to be provided by the Partnership will be capital contributions from its partners.

         The Partnership has an agreement in principle, subject to the execution of definition agreements, to acquire an irrevocable proxy to vote the 1,417,453 shares of Common Stock held of record by Venture LW Corporation. The Partnership does not intend to pay for the proxy it will receive from Venture LW Corporation, however, the Partnership believes the proxy will be granted to the Partnership and a right of refusal with respect to Venture LW Corporation's shares will be granted to the Joint Venture, in consideration for certain agreements by the Joint Venture and the Partnership, including the proposed grant of so called "tag along" rights, in favor of Venture LW Corporation in the event of any sale or registration of or merger affecting the shares of Common Stock held by the Joint Venture or any sale of the Partnership's interest in the Joint Venture.

Item 4.  Purpose Of Transaction.

         The principal purposes of the Joint Venture are to acquire control of the outstanding Common Stock of the Company, through acquisition and purchase of and by obtaining proxies on shares of Common Stock; to obtain for the Company access to certain technology of StarNet and access to satellite transmission capability controlled by StarNet; to manage the acquired equity interests in the Company; to change the composition of the Company's Board of Directors; to cause the Company to enter into a management agreement with StarNet and to elect new officers of the Company. After the transactions contemplated are consummated, the Joint Venture will have the right, by ownership or proxy, to vote a majority of the outstanding shares of Common Stock and therefore to elect all directors of the Company.

         The Joint Venture and Reporting Persons reserve the right to, and may in the future, change their purposes or plans with respect to their investment in or proxies for shares of Common Stock, including without limitation the acquisition of additional shares of Common Stock. The Joint Venture may seek voting proxies from additional shareholders in connection with its purposes and plans or otherwise. Except for the foregoing, as of the date of this statement, the Joint Venture and other Reporting Persons have no present plans or proposals which relate to or would result in any of the actions described in paragraphs
(a) through (j) of Item 4 of Schedule 13D.

Item 5.  Interest In Securities Of The Issuer.

         On July 12, 1993, the Board of Directors of the Company authorized issuance of 100,000 shares of Common Stock to Michaels as compensation. In accordance with the Company's agreement with Liberty, the Company gave written notice to Liberty affording Liberty an opportunity to exercise certain preemptive rights. Accordingly, the shares are not issuable by the Company to Michaels until the 20th day following July 16, 1993. When issued, Michaels will have sole voting and sole dispositive power with respect to such 100,000 shares. The 100,000 shares are included in the number of shares listed as beneficially owned by each of the Reporting Persons in their responses to Item 11 on the cover page filed herewith for each Reporting Person, pursuant to Rule 13d-5(b)(1).

         The total number of shares of Common Stock issued and outstanding as of July 2, 1993 according to a report of the Company's transfer agent was 14,323,663.

         As described in Item 6 herein, the Joint Venture intends to acquire a proxy to vote 1,417,453 shares held by Venture LW Corporation; intends to acquire 2,834,908 shares from the Partnership as a capital contribution to the Joint Venture; intends to purchase 1,500,000 shares from the Company; and intends to purchase 2,834,908 shares from New Vision Music. Assuming the consummation of the foregoing transactions and the issuance of the aforementioned shares to Michaels, the aggregate number of shares of Common Stock issued and outstanding will be 15,923,663. Assuming the consummation of the foregoing transactions, and as a result of the rights granted to the Joint Venture to acquire the proxy and shares described above:

         (A) Each of the Partnership, CEA Investors, and the Joint Venture may be deemed to beneficially own 8,694,193 shares of Common Stock, to have shared power to vote or to direct the vote with respect to 8,587,269 shares of Common Stock, to have shared power to dispose or to direct the disposition with respect to 7,169,816 shares of Common Stock and no shares of Common Stock for which any such reporting persons has sole voting power or sole dispositive power.

         (B) Michaels may be deemed to beneficially own 8,694,193 shares of Common Stock, to have sole power to vote or to direct the vote with respect to 100,000 shares, to have shared power to vote or to direct the vote with respect to 8,594,193 shares, to have sole power to dispose or to direct the disposition of 100,000 shares and to have shared power to dispose or to direct the disposition of 7,176,740 shares of Common Stock.

Each of the Reporting Persons may be deemed to beneficially own the following shares which were excluded from their respective responses listed in Item 11 on the cover page filed herewith relating to each Reporting Person:

         (A) The shares of Common Stock purchasable by Liberty in the event it exercises its preemptive rights with respect to (i) the issuance of 100,000 shares to Michaels, (ii) the contemplated sale of 1,506,820 shares by the Company to the Joint Venture, (1,500,000 shares in the event Liberty fails to exercise its preemptive rights);

         (B) The 1,203,464 shares of Common Stock held of record by Liberty; and

         (C) Shares issuable upon conversion of accrued principal and interest under a convertible note ("Convertible Note") issuable, at the Company's election, to Digital Satellite Networks ("DSN"), a division of StarNet in cooperation with MicroNet, Inc. (an affiliate of StarNet). In the event the Company elects to defer up to $2,400,000 of payments, plus interest thereon at prime plus one percent, payable during the first year under the proposed contract between the Company and DSN for lease of a transponder and related satellite uplink services, the Convertible Note will be issued and convertible into shares of Common Stock at a conversion price of $1.25 per share through thirty six months from its issuance. If the Company elects to pay the $200,000 per month fees to DSN in the first year of the lease agreement, rather than defer payments, the Convertible Note will not be issued.

         Gawthrop may be deemed to be the beneficial owner of 8,659,347 shares of Common Stock with 1,154 shares of Common Stock as to which there is sole power to vote or to direct the vote, 8,587,269 shares as to which there is shared power to vote or to direct the vote, 1,154 shares as to which there is sole power to dispose or to direct the disposition, and 8,587,269 shares as to which there is shared power to dispose or to direct the disposition.

         Cardy may be deemed to be the beneficial owner of 8,695,347 shares of Common Stock with 1,154 shares of Common Stock as to which there is sole power to vote or to direct the vote, 8,587,269 shares as to which there is shared power to vote or to direct the vote, 1,154 shares as to which there is sole power to dispose or to direct the disposition, and 8,587,269 shares as to which there is shared power to dispose or to direct the disposition.

Item 6. Contracts, Arrangements, Understandings Or Relationships With Respect To Securities Of The Issuer.

         1,166,667 of the shares of Common Stock beneficially owned by the Partnership are "pledged" as security for payment of a note ("Note") issued by VJN Partners to Steven A. Peters ("Peters") in connection with the purchase of 3,500,000 shares by VJN Partners from Peters on June 3, 1988. The Partnership acquired its ownership interest in such 1,166,667 shares upon dissolution of VJN Partners on December 7, 1992. 1,166,667 of the shares of Common Stock beneficially owned by New Music Vision are also subject to such pledge in favor of Peters. Obligations under the Note were assumed by all former general partners of VJN Partners. The Note was due on June 3, 1993. Former general partners of VJN Partners have had discussions with Peters. Peters has offered to forebear collection of the Note subject to certain conditions. To date no action has been taken by Peters to collect the Note. Upon payment of the Note, such shares pledged by the Partnership will be available for contribution by the Partnership to the Joint Venture and such shares pledged by New Music Vision will be available for sale to the Joint Venture. The Partnership believes the Note will be paid from funds set aside by the obligors and that the pledged shares will be free of the pledge for transfer.

         On June 3, 1988, Peters granted a proxy to VJN Partners to vote 500,000 shares of Common Stock held of record by Peters. VJN Partners appointed the Partnership as VJN Partners' substitute to vote as proxy 166,667 of such Common Stock held by Peters. The Proxy expired on June 3, 1993.

         The Partnership and the Venture LW Corporation, affiliated with Louis Wolfson, III and the Louis Wolfson, III Maternal Trust, have agreed in principle subject to the execution of a definitive agreement, to provide for the grant of an irrevocable voting proxy from Venture LW Corporation in favor of the Partnership with respect to the 1,417,453 shares of Common Stock beneficially owned by Venture LW Corporation. Venture LW Corporation has offered to grant a right of refusal in favor of the Joint Venture with respect to any proposed transfer of the shares held of record by Venture LW corporation.

         The Partnership, the Joint Venture and Venture LW Corporation have also agreed in principle that the Joint Venture intends to grant certain so called "tag along" rights in favor of Venture LW Corporation in the event of a possible private sale or sale by registration or merger affecting the shares of common stock held by the Joint Venture or any sale of the Partnership's interest in the Joint Venture. The voting proxy from Venture LW Corporation will be granted solely in favor of the Partnership. The Partnership intends to vote the shares subject to the proxy in the same manner as the Joint Venture votes its shares. The Partnership and StarNet have agreed in principle that the Joint Venture will vote its shares only as agreed to by the Partnership and StarNet.

         Pursuant to a letter agreement dated July 23, 1993 (the "Letter of Intent") (copy attached as Exhibit 2) from H.F. (Gerry) Lenfest, on behalf of StarNet, and accepted by the Partnership on July 26, 1993, the parties have agreed, subject to certain conditions precedent, to form the Joint Venture for the principal purposes of acquiring control of the outstanding shares of Common Stock, the Board of Directors and management of the Company and obtaining for the Company access to certain technology of StarNet and access to satellite transmission capability controlled by StarNet. The Partnership has agreed to contribute to the capital of the Joint Venture 2,834,908 shares of Common Stock with an agreed value for capital account purposes of $3,200,000. StarNet has agreed to contribute $3,200,000 to the capital of the Joint Venture. In addition, StarNet and the Partnership have each agreed to contribute approximately $50,000 ($100,000 in the aggregate) as additional capital to the Joint Venture.

         By letter dated July 26, 1993, CEA, on behalf of the Joint Venture, transmitted to the Company's investment banker a letter of intent ("Company Letter of Intent") dated July 23, 1993, from the Partnership and StarNet addressed to the Board of Directors of the Company (copy of both letters attached as Exhibit 3). The Joint Venture has asked the Company to acknowledge and confirm the approval in principle of the transactions outlined in the Company Letter of Intent by the close of business on Tuesday, July 27, 1993.

         The transactions contemplated by the Joint Venture are subject to the following conditions precedent: (a) waiver of certain rights of refusal held by the former partners of VJN Partners including Video Holding Corporation, New Vision Music, Venture LW Corporation and the Partnership; (b) the release of the shares of common stock beneficially owned by the Partnership and by New Vision Music which are pledged and held in escrow to secure payment of the Note held by Peters; and (c) the execution of certain business contracts between the Company and StarNet and companies or joint ventures affiliated with StarNet and the Partnership. The Joint Venture has set August 16, 1993 as the closing deadline, unless mutually extended, for execution of the agreements documenting conditions precedent and the contemplated transactions.

         The Joint Venture and New Vision Music have agreed in principle that the Joint Venture will purchase 2,834,908 shares of Common Stock held of record by New Vision Music (affiliated with the Newhouse Group) for an aggregate purchase price of $2,000,000.

         The Company will offer 1,645,000 shares of Common Stock to the Joint Venture and to Liberty, in accordance with the Company's obligations to afford Liberty preemptive rights. In the event Liberty elects to exercise its preemptive rights it will purchase up to 138,180 shares of Common Stock. If Liberty exercises such preemptive rights, the Joint Venture intends to purchase 1,500,000 shares plus an additional 6,820 shares of Common Stock. In the event Liberty fails to exercise such preemptive rights to purchase 138,180 shares, then the Joint Venture intends to purchase only 1,500,000 shares for an aggregate purchase price of $1,200,000.

         The Company has agreed to grant registration rights to the Joint Venture with respect to the 1,500,000 (or 1,506,820) shares the Joint Venture intends to purchase from the Company. In the event the Company files a registration statement for the sale of securities under the Securities Act of 1933, the Company will include in the registration statement an amount of such shares held by the Joint Venture as the Joint Venture may elect to include, subject to priority registration rights previously granted by the Company to Liberty and further subject to any limitations imposed by the underwriters participating in such registered offering of securities, pursuant to a Registration Rights Agreement to be negotiated, which may include rights to register other shares owned by the Joint Venture.

         Under the Joint Venture Agreement, the shares of Common Stock acquired by contribution from the Partnership (2,834,908), by purchase from New Vision Music (2,834,908) and by purchase from the Company (1,500,000 or 1,506,820) will be held of record by the Joint Venture. The interests of the Partnership and StarNet in all of such shares will be determined in accordance with the allocation provisions of the Joint Venture Agreement which provide for allocations of profits, income, losses and deductions on an equal basis and distributions in accordance with capital accounts.

         The Joint Venture is a general partnership with the Partnership and StarNet as its sole general partners. The Partnership's general partner is CEA Investors, which is controlled by Michaels. If for any reason Michaels ceases to control CEA Investors, the Partnership has agreed that the Chief Executive Officer of CEA will be substituted in place of Michaels. Any other person seeking to acquire control of the Partnership will require the approval of StarNet, which approval will not be unreasonably withheld.

         The Partnership and StarNet intend to grant rights of refusal to each other with respect to any proposed transfer to a third party of their respective interests in the Joint Venture.

         Upon the closing of the purchase of the 1,500,000 (or 1,506,820) shares of Common Stock by the Joint Venture from the Company, all of the existing members of the Board of Directors will be asked to resign except for J. Patrick Michaels, Jr., Joel Rudich, Leonard Sokolow, Jules Haimovitz and Joseph Furfaro. The number of members of Board of Directors will be reduced to seven and the remaining directors will appoint H.F. Lenfest and Alan McGlade (each nominees and affiliates of StarNet) to serve on the Board of Directors until the election of directors at the next annual meeting of shareholders of the Company.

         The Company intends to enter into a management agreement ("Management Agreement") with StarNet. StarNet will have management control of the Company's domestic operations for three years with a management fee of $300,000 per annum for the first year, paid in advance in equal monthly installments. The management fee for the second and third year will be as agreed upon by StarNet and the Company's Board of Directors, taking into account the performance and operating status of the Company, but the fee will not be less than $150,000 per year. The Joint Venture intends to cause the Board of Directors to elect H.F. Lenfest Chairman of the Board of Directors for three years and Michaels will be elected Vice Chairman. Alan McGlade of StarNet will be elected acting Chief Executive Officer. StarNet intends to search for an individual to serve as Chief Executive Officer or Chief Operating Officer as an employee of the Company.

         The Company intends to enter into or extend certain business arrangements and contracts with StarNet and CEA and companies or joint ventures affiliated with StarNet and the Partnership, whereby the Company will receive rights to use certain technology relating to its business, management services, satellite time and uplink service, investment banking services, and technology development assistance. These proposed arrangements and contracts are more fully described in Exhibit 3. The proposed arrangements regarding the national satellite uplink access and service, management contracts, technology development and investment banking relationships, are conditions precedent to the Joint Ventures' agreement to purchase Common Stock from the Company.

         Transfer of the shares held of record by the Partnership, to be contributed to the Joint Venture, and the shares held of record by New Vision Music, to be sold to the Joint Venture, is subject to rights of first refusal held by Venture LW Corporation, Video Holdings Corporation, the Partnership and New Vision Music pursuant to the Dissolution Agreement dated December 7, 1992 between such parties as to the dissolution of VJN Partners. Waiver of such rights of first refusal is a condition precedent to the Joint Venture's closing of the proposed transactions. The Joint Venture intends to seek and expects to receive waiver and termination of such rights of first refusal from all parties holding such rights. In any event, such rights of refusal expire on December 31, 1993.

Item 7.       Material To Be Filed As Exhibits

              Exhibit 1. Joint Filing Agreement with respect to the joint filing of Schedule 13D and all amendments thereto.

              Exhibit 2. Letter of Intent dated July 23, 1993 between H.F. (Gerry) Lenfest on behalf of StarNet, Inc. and accepted by CEA Investors Partnership II, Ltd. on July 26, 1993.

              Exhibit 3. Transmittal letter dated July 26, 1993 from CEA on behalf of the Joint Venture along with Company Letter of Intent dated July 23, 1993 from CEA Investors Partnership II, Ltd. and StarNet, Inc. to Board of Directors of Video Jukebox Network, Inc.

                                  SCHEDULE 13D

                                   SIGNATURES

                  The undersigned, after reasonable inquiry and to the best of their knowledge and belief, certify that the information set forth in this statement is true, complete, and correct.

CEA INVESTORS PARTNERSHIP II, LTD      CEA INVESTORS, INC. a Florida Corporation
a Florida limited partnership
By: CEA Investors, Inc.,
    General Partner

By: /s/ H. GENE GAWTHROP               By: /s/ H. GENE GAWTHROP
   --------------------------------       ------------------------------------
As: Vice President                     As: Vice President
   --------------------------------       ------------------------------------
Dated: JULY 27, 1993                   Dated: JULY 27, 1993

/s/ J. PATRICK MICHAELS, JR.
-----------------------------------
J. Patrick Michaels, Jr.
Dated: JULY 27, 1993
                                       STARNET/CEA II PARTNERS
                                       By: CEA Investors Partnership II, Ltd.,
                                           a Florida Limited Partnership, its
                                           General Partner

                                       By: CEA Investors, Inc., General Partner

                                       By: /s/ H. GENE GAWTHROP
                                          ------------------------------------
                                       As: Vice President
                                          ------------------------------------
                                       Dated:  JULY 27, 1993

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